UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 26, 2005
ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1555 Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On July 26, 2005, Matthew E. Crisp resigned from the Board of Directors of the Company.
     (d) Election of a Director:
          (1) On July 26, 2005, on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors elected Elisabeth DeMarse as a Class I Director of the Company to fill the vacancy created by departing director Mr. Crisp.
          (3) On July 26, 2005, on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors named Ms. DeMarse to the Compensation Committee to fill the vacancy created by the departure of Mr. Crisp.
Item 9.01 Financial Statements and Exhibits.
     (c)     Exhibits.
     The following exhibit is furnished with this report on Form 8-K:
                    99.1 Press Release dated July 28, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: July 28, 2005	By:	/s/ Karen B. Seto
Karen B. Seto
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated July 28, 2005.